EXHIBIT 32.2

CERTIFICATION PURSUANT TO

RULE 13a-14(b) UNDER THE SECURITIES EXCHANGE ACT AND

18 U.S.C. SECTION 1350

I, Maureen K. Usifer, Chief Financial Officer, hereby certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, based on my knowledge:

1.	The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

By:	/s/ Maureen K. Usifer

	Name:	Maureen K. Usifer
	Title:	Chief Financial Officer

Dated: March 15, 2004